EXHIBIT 16.01

Paritz	& Company, P.A	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201) 342-7753 Fax: (201) 342-7598

Certified Public Accountants

June 26, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Toga Limited dated June 26, 2017. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/S/Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey